FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY EARNINGS

Record Third Quarter Revenue — Increased 7% to $6.9 Billion

Record Third Quarter Earnings Per Share — Increased 3% to $4.61

Premier Truck Group EBT — Increased 9% to $52.8 Million

Earnings From Penske Transportation Solutions — Increased 15% to $135.5 Million

Repurchased 6.4 Million Shares of Common Stock for $675.1 Million Year-To-Date Through October 25, 2022

BLOOMFIELD HILLS, MI, October 26, 2022 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers, today announced quarterly earnings for the third quarter of 2022. For the quarter, revenue increased 7% to $6.9 billion. Income from continuing operations before taxes decreased 2% to $467.2 million from $476.1 million, income from continuing operations attributable to common stockholders decreased 4% to $340.1 million from $354.8 million, and related earnings per share increased 3% to $4.61 from $4.46 when compared to the same period last year. Foreign currency exchange negatively impacted revenue by $349.4 million, income from continuing operations before taxes by $13.4 million, income from continuing operations attributable to common stockholders by $10.7 million, and earnings per share by $0.14. Excluding the impact from foreign currency exchange, revenues increased 12%, income from continuing operations before taxes increased 1%, income from continuing operations attributable to common stockholders decreased 1%, and earnings per share increased approximately 7%.
Third Quarter 2022 Operating Highlights Compared to Third Quarter 2021
(Percentage Change Excluding Foreign Currency Exchange Shown in Parenthesis)
•Retail Automotive Same-Store Revenue – decreased 3% (+4%)
•New Vehicle -1% (+4%); Used Vehicle -8% (flat); Finance & Insurance -1% (+5%); Service & Parts +4% (+10%)
•Retail Automotive Same-Store Gross Profit – decreased 5% (flat)
•New Vehicle +6% (+12%); Used Vehicle -34% (-29%); Finance & Insurance -1% (+5%); Service & Parts +3% (+8%)
•Retail Automotive Same-Store Variable Gross Profit Per Unit Retailed – increased $70/unit, or 1% (+7%), to $5,830
•Retail Commercial Truck Same-Store Revenue – increased 29%
Commenting on the results, Chair and CEO Roger Penske said, "I am pleased to report a strong third quarter as our performance continues to demonstrate the benefits of the Company's diversification. Demand for new vehicles remains strong in both automotive and truck retail operations. In addition, same-store service and parts revenue increased 10% from retail automotive operations (excluding changes in foreign currency exchange) and increased 23% from commercial truck operations. Further, the contribution to earnings from our Penske Transportation Solutions investment increased 15%."
For the nine months ended September 30, 2022, the Company reported an 8% increase in revenue to $20.8 billion. Income from continuing operations before taxes increased 23% to $1.5 billion from $1.2 billion, income from continuing operations

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attributable to common stockholders increased 24% to $1.1 billion, and related earnings per share increased 31% to $14.31. Foreign currency exchange negatively impacted revenue by $629.2 million, income from continuing operations before taxes by $29.1 million, income from continuing operations attributable to common stockholders by $23.0 million, and earnings per share by approximately $0.30.
Retail Automotive Dealerships
For the three months ended September 30, 2022, total retail automotive revenue increased 2% to $5.8 billion, including a 3% decrease on a same-store basis when compared to the same period last year. Total retail automotive gross profit decreased 0.4% to $1.0 billion, including a 5% decrease on a same-store basis. Gross margin decreased 40 basis points to 17.5% as variable gross profit per unit retailed increased 1%, or $38, to $5,785. Excluding the impact from foreign currency exchange, variable gross profit per unit increased 7%, or $374, to $6,121. Excluding the impact from foreign currency exchange, total retail automotive revenue increased 8% and total retail automotive gross profit increased 4%.
CarShop Used Vehicle Centers
As of September 30, 2022, we operated 21 CarShop used vehicle locations. For the three months ended September 30, 2022, retail unit sales decreased by 5% to 17,567 while total revenue decreased by 7% to $406.4 million, including a revenue decrease of 12% on a same-store basis. For the nine months ended September 30, 2022, retail unit sales increased by 18% to 57,214 while total revenue increased by 28% to $1.4 billion, including a revenue increase of 18% on a same-store basis.
Retail Commercial Truck Dealerships
As of September 30, 2022, we operated 39 North American retail commercial truck locations under the Premier Truck Group name which offer new and used trucks for sale, a full range of parts, maintenance and repair services, collision centers, and finance and insurance options. During the third quarter, total commercial truck revenue increased 42% to $1.0 billion and same-store revenue increased 29% to $922.5 million. Earnings before taxes increased 9% to $52.8 million compared to $48.3 million in the same period last year, and return on sales was 5.2%. For the nine months ended September 30, 2022, total commercial truck revenue increased 45% to $2.6 billion and same-store revenue increased to 28% to $2.0 billion. Earnings before taxes increased 42% to $163.6 million compared to $115.5 million in the same period last year, and return on sales was 6.3%.
Penske Australia
Penske Australia is the exclusive importer and distributor of certain heavy- and medium-duty trucks and buses, together with associated parts, across Australia, New Zealand, and portions of the Pacific and is a leading distributor of diesel and gas engines and power systems. For the three months ended September 30, 2022, revenue decreased 1% to $143.4 million and earnings before taxes decreased 2% to $9.6 million when compared to the same period last year. For the nine months ended September 30, 2022, revenue decreased 1% to $438.2 million and earnings before taxes increased 19% to $28.9 million when compared to the same period last year. Excluding foreign currency exchange impacts for the three and nine months ended September 30, 2022, revenue increased 7% for each period.
Penske Transportation Solutions Investment
Penske Transportation Solutions (“PTS”) is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and nine months ended September 30, 2022, the Company recorded $135.5 million and $390.6 million in earnings compared to $118.3 million and $274.5 million for the same periods last year, representing increases of 15% and 42%, respectively. During the third quarter, PTS continued to expand its

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fleet and now manages over 400,000 trucks, tractors, and trailers. The increase in earnings was principally driven by increased demand for PTS’s full-service leasing, rental, logistics services, and remarketing of used trucks.
Corporate Development and Capital Allocation
Year-to-date, the Company has added approximately $1.3 billion in annualized revenue through acquisitions and open points which includes approximately $550 million in annualized revenues expected through 2022 related to the recently completed acquisition of Mercedes-Benz dealerships in the U.K. The acquisitions consist of four commercial truck dealerships located in Ontario, Canada and 19 retail automotive franchises, consisting of 15 in the U.K. and four in the U.S, and we also opened two retail automotive franchises that we were awarded in the U.S.
Based on the Company's strong earnings and cash flow, the Board of Directors has increased the quarterly dividend four times in 2022 from $0.46 per share to $0.57 per share. During the nine months ended September 30, 2022, the Company repurchased 5.5 million shares of common stock for approximately $584.8 million under its securities repurchase program and acquired 148,440 shares of common stock for $17.2 million from employees in connection with a net share settlement feature of employee equity awards. From October 1, 2022, through October 25, 2022, the Company repurchased an additional 0.9 million shares for an aggregate purchase price of $90.4 million under our securities repurchase program. In October 2022, the Board of Directors increased the authority delegated to management to repurchase our outstanding securities by $250 million. As a result, $268.2 million remained outstanding and available for repurchases as of October 25, 2022.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the third quarter of 2022 on Wednesday, October 26, 2022, at 2:00 p.m. Eastern Time. To listen to the conference call, participants must dial (844) 200-6205 [International, please dial (929) 526-1599] using access code 814779. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the third quarter 2022 financial results has been posted to the Investors section of the Company’s website. To access the presentation or to listen to the Company’s webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers. PAG operates dealerships principally in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. Additionally, PAG owns 28.9% of Penske Transportation Solutions, a business that manages a fleet of over 400,000 trucks, tractors, and trailers providing innovative transportation, supply chain, and technology solutions to North American fleets. PAG is a member of the Fortune 500, Russell 1000, and Russell 3000 indexes and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the Company’s website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company’s disclosures and provide a meaningful presentation of the Company’s results from its core

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business operations excluding the impact of items not related to the Company’s ongoing core business operations and improve the period-to-period comparability of the Company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s financial performance, acquisitions, and growth plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to general economic and industry conditions, including the effect of COVID-19 on the global economy; the distribution rate, effectiveness, and acceptance of vaccines for COVID-19; our ability to react effectively to changing business conditions in light of the COVID-19 pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate and integrate acquisitions; the level of vehicle sales in the markets where we operate; our ability to obtain vehicles and parts from our manufacturers, especially in light of the COVID-19 pandemic and the war in Ukraine, including global shortages in microchip availability or other vehicle components; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; our ability to realize returns on our significant capital investment in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations relating to automotive dealerships; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability; the outcome of legal and administrative matters; and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions, and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarterly periods ended March 31, 2022, and June 30, 2022, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Revenue	$6,920.7	$6,497.3	6.5%	$20,803.0	$19,258.6	8.0%
Cost of Sales	5,733.8	5,331.6	7.5%	17,147.4	15,997.0	7.2%
Gross Profit	$1,186.9	$1,165.7	1.8%	$3,655.6	$3,261.6	12.1%
SG&A Expenses	792.7	757.7	4.6%	2,408.2	2,171.8	10.9%
Depreciation	31.5	30.2	4.3%	95.1	89.7	6.0%
Operating Income	$362.7	$377.8	(4.0)%	$1,152.3	$1,000.1	15.2%
Floor Plan Interest Expense	(13.8)	(6.0)	130.0%	(30.3)	(23.4)	29.5%
Other Interest Expense	(17.9)	(16.2)	10.5%	(51.4)	(53.8)	(4.5)%
Debt Redemption Costs	—	—	nm	—	(17.0)	nm
Equity in Earnings of Affiliates	136.2	120.5	13.0%	393.8	281.5	39.9%
Income from Continuing Operations Before Income Taxes	$467.2	$476.1	(1.9)%	$1,464.4	$1,187.4	23.3%
Income Taxes	(125.7)	(120.1)	4.7%	(377.5)	(308.0)	22.6%
Income from Continuing Operations	$341.5	$356.0	(4.1)%	$1,086.9	$879.4	23.6%
Income from Discontinued Operations, net of tax	—	0.3	nm	—	0.4	nm
Net Income	$341.5	$356.3	(4.2)%	$1,086.9	$879.8	23.5%
Less: Income Attributable to Non-Controlling Interests	1.4	1.2	nm	4.9	3.3	nm
Net Income Attributable to Common Stockholders	$340.1	$355.1	(4.2)%	$1,082.0	$876.5	23.4%

Amounts Attributable to Common Stockholders:
Reported Income from Continuing Operations	$341.5	$356.0	(4.1)%	$1,086.9	$879.4	23.6%
Less: Income Attributable to Non-Controlling Interests	1.4	1.2	nm	4.9	3.3	nm
Income from Continuing Operations, net of tax	$340.1	$354.8	(4.1)%	$1,082.0	$876.1	23.5%
Income from Discontinued Operations, net of tax	—	0.3	nm	—	0.4	nm
Net Income Attributable to Common Stockholders	$340.1	$355.1	(4.2)%	$1,082.0	$876.5	23.4%
Income from Continuing Operations Per Share	$4.61	$4.46	3.4%	$14.31	$10.91	31.2%
Income Per Share	$4.61	$4.47	3.1%	$14.31	$10.92	31.0%
Weighted Average Shares Outstanding	73.8	79.5	(7.2)%	75.6	80.3	(5.9)%

nm – not meaningful

5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	September 30,	December 31,
	2022	2021
Assets:
Cash and Cash Equivalents	$92.3	$100.7
Accounts Receivable, Net	831.3	734.0
Inventories	3,146.9	3,129.0
Other Current Assets	139.8	111.7
Total Current Assets	4,210.3	4,075.4
Property and Equipment, Net	2,415.5	2,442.2
Operating Lease Right-of-Use Assets	2,386.9	2,451.4
Intangibles	2,794.0	2,765.6
Other Long-Term Assets	1,781.4	1,730.0
Total Assets	$13,588.1	$13,464.6

Liabilities and Equity:
Floor Plan Notes Payable	$1,383.3	$1,144.8
Floor Plan Notes Payable – Non-Trade	1,212.9	1,409.9
Accounts Payable	828.0	767.1
Accrued Expenses and Other Current Liabilities	813.2	870.3
Current Portion Long-Term Debt	76.0	82.0
Liabilities Held for Sale	—	0.5
Total Current Liabilities	4,313.4	4,274.6
Long-Term Debt	1,561.9	1,392.0
Long-Term Operating Lease Liabilities	2,310.1	2,373.6
Other Long-Term Liabilities	1,314.7	1,329.4
Total Liabilities	9,500.1	9,369.6
Equity	4,088.0	4,095.0
Total Liabilities and Equity	$13,588.1	$13,464.6

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Geographic Revenue Mix:
North America	63.9%	61.4%	61.4%	60.6%
U.K.	28.9%	31.6%	31.1%	31.7%
Other International	7.2%	7.0%	7.5%	7.7%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$5,757.8	$5,634.9	$17,784.3	$17,039.4
Retail Commercial Truck	1,019.5	717.3	2,580.5	1,777.3
Commercial Vehicle Distribution and Other	143.4	145.1	438.2	441.9
Total	$6,920.7	$6,497.3	$20,803.0	$19,258.6

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,006.9	$1,010.9	$3,117.6	$2,851.2
Retail Commercial Truck	139.7	115.3	416.9	298.0
Commercial Vehicle Distribution and Other	40.3	39.5	121.1	112.4
Total	$1,186.9	$1,165.7	$3,655.6	$3,261.6

Gross Margin:
Retail Automotive	17.5%	17.9%	17.5%	16.7%
Retail Commercial Truck	13.7%	16.1%	16.2%	16.8%
Commercial Vehicle Distribution and Other	28.1%	27.2%	27.6%	25.4%
Total	17.1%	17.9%	17.6%	16.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating Items as a Percentage of Revenue:
Gross Profit	17.1%	17.9%	17.6%	16.9%
Selling, General and Administrative Expenses	11.5%	11.7%	11.6%	11.3%
Operating Income	5.2%	5.8%	5.5%	5.2%
Income from Continuing Operations Before Income Taxes	6.8%	7.3%	7.0%	6.2%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	66.8%	65.0%	65.9%	66.6%
Operating Income	30.6%	32.4%	31.5%	30.7%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in Millions)	2022	2021	2022	2021

EBITDA(1)	$516.6	$522.5	$1,610.9	$1,330.9
Floor Plan Credits	$10.1	$10.9	$30.0	$38.1
Rent Expense	$60.4	$59.3	$182.1	$177.7
_______________________
(1)See the following Non-GAAP reconciliation table.

7

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Retail Automotive Units:
New Retail	44,446	44,373	0.2%	135,489	152,571	(11.2)%
Used Retail	65,523	70,450	(7.0)%	203,748	205,601	(0.9)%
Total	109,969	114,823	(4.2)%	339,237	358,172	(5.3)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,395.2	$2,275.2	5.3%	$7,286.7	$7,507.9	(2.9)%
Used Vehicles	2,208.8	2,302.3	(4.1)%	7,019.5	6,437.9	9.0%
Finance and Insurance, Net	208.1	202.7	2.7%	646.8	583.8	10.8%
Service and Parts	609.8	555.3	9.8%	1,793.0	1,604.7	11.7%
Fleet and Wholesale	335.9	299.4	12.2%	1,038.3	905.1	14.7%
Total Revenue	$5,757.8	$5,634.9	2.2%	$17,784.3	$17,039.4	4.4%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$296.8	$264.0	12.4%	$920.5	$745.6	23.5%
Used Vehicles	131.3	193.2	(32.0)%	442.3	496.7	(11.0)%
Finance and Insurance, Net	208.1	202.7	2.7%	646.8	583.8	10.8%
Service and Parts	359.4	333.7	7.7%	1,069.1	976.1	9.5%
Fleet and Wholesale	11.3	17.3	(34.7)%	38.9	49.0	(20.6)%
Total Gross Profit	$1,006.9	$1,010.9	(0.4)%	$3,117.6	$2,851.2	9.3%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$53,890	$51,273	5.1%	$53,780	$49,209	9.3%
Used Vehicles	33,711	32,680	3.2%	34,452	31,312	10.0%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$6,678	$5,948	12.3%	$6,793	$4,886	39.0%
Used Vehicles	2,004	2,743	(26.9)%	2,171	2,416	(10.1)%
Finance and Insurance	1,892	1,765	7.2%	1,907	1,630	17.0%

Retail Automotive Gross Margin:
New Vehicles	12.4%	11.6%	+80bps	12.6%	9.9%	+270bps
Used Vehicles	5.9%	8.4%	(250)bps	6.3%	7.7%	(140)bps
Service and Parts	58.9%	60.1%	(120)bps	59.6%	60.8%	(120)bps
Fleet and Wholesale	3.4%	5.8%	(240)bps	3.7%	5.4%	(170)bps
Total Gross Margin	17.5%	17.9%	(40)bps	17.5%	16.7%	+80bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	41.6%	40.4%	+120bps	41.0%	44.1%	(310)bps
Used Vehicles	38.4%	40.9%	(250)bps	39.5%	37.8%	+170bps
Finance and Insurance, Net	3.6%	3.6%	—bps	3.6%	3.4%	+20bps
Service and Parts	10.6%	9.9%	+70bps	10.1%	9.4%	+70bps
Fleet and Wholesale	5.8%	5.2%	+60bps	5.8%	5.3%	+50bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	29.5%	26.1%	+340bps	29.5%	26.2%	+330bps
Used Vehicles	13.0%	19.1%	(610)bps	14.2%	17.4%	(320)bps
Finance and Insurance, Net	20.7%	20.1%	+60bps	20.7%	20.5%	+20bps
Service and Parts	35.7%	33.0%	+270bps	34.3%	34.2%	+10bps
Fleet and Wholesale	1.1%	1.7%	(60)bps	1.3%	1.7%	(40)bps
Total	100.0%	100.0%		100.0%	100.0%

8

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Retail Automotive Same-Store Units:
New Retail	41,542	44,372	(6.4)%	127,950	152,051	(15.9)%
Used Retail	62,395	70,047	(10.9)%	193,597	203,791	(5.0)%
Total	103,937	114,419	(9.2)%	321,547	355,842	(9.6)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,245.8	$2,274.8	(1.3)%	$6,860.1	$7,464.4	(8.1)%
Used Vehicles	2,112.9	2,293.7	(7.9)%	6,691.7	6,379.9	4.9%
Finance and Insurance, Net	199.8	202.3	(1.2)%	621.9	579.5	7.3%
Service and Parts	577.2	554.4	4.1%	1,704.1	1,593.4	6.9%
Fleet and Wholesale	315.9	299.1	5.6%	971.1	899.9	7.9%
Total Revenue	$5,451.6	$5,624.3	(3.1)%	$16,848.9	$16,917.1	(0.4)%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$279.6	$263.9	5.9%	$865.1	$740.2	16.9%
Used Vehicles	126.5	192.8	(34.4)%	423.4	492.2	(14.0)%
Finance and Insurance, Net	199.8	202.3	(1.2)%	621.9	579.5	7.3%
Service and Parts	342.4	333.2	2.8%	1,019.8	968.4	5.3%
Fleet and Wholesale	10.2	17.4	(41.4)%	35.3	48.8	(27.7)%
Total Gross Profit	$958.5	$1,009.6	(5.1)%	$2,965.5	$2,829.1	4.8%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$54,061	$51,267	5.4%	$53,615	$49,091	9.2%
Used Vehicles	33,864	32,745	3.4%	34,565	31,306	10.4%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$6,730	$5,948	13.1%	$6,761	$4,868	38.9%
Used Vehicles	2,028	2,752	(26.3)%	2,187	2,415	(9.4)%
Finance and Insurance	1,922	1,768	8.7%	1,934	1,629	18.7%

Retail Automotive Same-Store Gross Margin:
New Vehicles	12.4%	11.6%	+80bps	12.6%	9.9%	+270bps
Used Vehicles	6.0%	8.4%	(240)bps	6.3%	7.7%	(140)bps
Service and Parts	59.3%	60.1%	(80)bps	59.8%	60.8%	(100)bps
Fleet and Wholesale	3.2%	5.8%	(260)bps	3.6%	5.4%	(180)bps
Total Gross Margin	17.6%	18.0%	(40)bps	17.6%	16.7%	+90bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	41.2%	40.4%	+80bps	40.7%	44.1%	(340)bps
Used Vehicles	38.8%	40.8%	(200)bps	39.7%	37.7%	+200bps
Finance and Insurance, Net	3.7%	3.6%	+10bps	3.7%	3.4%	+30bps
Service and Parts	10.6%	9.9%	+70bps	10.1%	9.4%	+70bps
Fleet and Wholesale	5.7%	5.3%	+40bps	5.8%	5.4%	+40bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	29.2%	26.1%	+310bps	29.2%	26.2%	+300bps
Used Vehicles	13.2%	19.1%	(590)bps	14.3%	17.4%	(310)bps
Finance and Insurance, Net	20.8%	20.0%	+80bps	21.0%	20.5%	+50bps
Service and Parts	35.7%	33.0%	+270bps	34.4%	34.2%	+20bps
Fleet and Wholesale	1.1%	1.8%	(70)bps	1.1%	1.7%	(60)bps
Total	100.0%	100.0%		100.0%	100.0%

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Retail Commercial Truck Units:
New Retail	5,365	3,892	37.8%	12,751	9,371	36.1%
Used Retail	666	928	(28.2)%	2,146	2,601	(17.5)%
Total	6,031	4,820	25.1%	14,897	11,972	24.4%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$704.8	$464.1	51.9%	$1,623.8	$1,110.8	46.2%
Used Vehicles	74.2	81.2	(8.6)%	253.2	191.2	32.4%
Finance and Insurance, Net	5.5	4.8	14.6%	16.4	11.7	40.2%
Service and Parts	223.9	160.9	39.2%	640.5	442.8	44.6%
Wholesale and Other	11.1	6.3	76.2%	46.6	20.8	124.0%
Total Revenue	$1,019.5	$717.3	42.1%	$2,580.5	$1,777.3	45.2%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$36.4	$22.2	64.0%	$91.9	$56.0	64.1%
Used Vehicles	(4.3)	16.5	(126.1)%	17.5	32.4	(46.0)%
Finance and Insurance, Net	5.5	4.8	14.6%	16.4	11.7	40.2%
Service and Parts	95.3	67.8	40.6%	271.4	186.8	45.3%
Wholesale and Other	6.8	4.0	70.0%	19.7	11.1	77.5%
Total Gross Profit	$139.7	$115.3	21.2%	$416.9	$298.0	39.9%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$131,361	$119,243	10.2%	$127,341	$118,532	7.4%
Used Vehicles	111,451	87,552	27.3%	118,011	73,515	60.5%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$6,787	$5,700	19.1%	$7,204	$5,978	20.5%
Used Vehicles	(6,396)	17,762	(136.0)%	8,147	12,459	(34.6)%
Finance and Insurance	905	1,006	(10.0)%	1,098	985	11.5%

Retail Commercial Truck Gross Margin:
New Vehicles	5.2%	4.8%	+40bps	5.7%	5.0%	+70bps
Used Vehicles	(5.8)%	20.3%	(2,610)bps	6.9%	16.9%	(1,000)bps
Service and Parts	42.6%	42.1%	+50bps	42.4%	42.2%	+20bps
Wholesale and Other	61.3%	63.5%	(220)bps	42.3%	53.4%	(1,110)bps
Total Gross Margin	13.7%	16.1%	(240)bps	16.2%	16.8%	(60)bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	69.1%	64.7%	+440bps	62.9%	62.5%	+40bps
Used Vehicles	7.3%	11.3%	(400)bps	9.8%	10.8%	(100)bps
Finance and Insurance, Net	0.5%	0.7%	(20)bps	0.6%	0.7%	(10)bps
Service and Parts	22.0%	22.4%	(40)bps	24.8%	24.9%	(10)bps
Wholesale and Other	1.1%	0.9%	+20bps	1.9%	1.1%	+80bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	26.1%	19.3%	+680bps	22.0%	18.8%	+320bps
Used Vehicles	(3.1)%	14.3%	(1,740)bps	4.2%	10.9%	(670)bps
Finance and Insurance, Net	3.9%	4.2%	(30)bps	3.9%	3.9%	—bps
Service and Parts	68.2%	58.8%	+940bps	65.1%	62.7%	+240bps
Wholesale and Other	4.9%	3.4%	+150bps	4.8%	3.7%	+110bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,881	3,892	25.4%	10,018	8,013	25.0%
Used Retail	592	928	(36.2)%	1,679	2,487	(32.5)%
Total	5,473	4,820	13.5%	11,697	10,500	11.4%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$645.3	$464.1	39.0%	$1,275.1	$969.7	31.5%
Used Vehicles	64.7	81.2	(20.3)%	198.9	182.7	8.9%
Finance and Insurance, Net	4.9	4.8	2.1%	13.6	11.5	18.3%
Service and Parts	197.1	160.6	22.7%	493.1	398.3	23.8%
Wholesale and Other	10.5	6.3	66.7%	42.1	20.6	104.4%
Total Revenue	$922.5	$717.0	28.7%	$2,022.8	$1,582.8	27.8%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$31.7	$22.2	42.8%	$73.8	$52.0	41.9%
Used Vehicles	(4.5)	16.5	(127.3)%	13.1	30.8	(57.5)%
Finance and Insurance, Net	4.9	4.8	2.1%	13.6	11.5	18.3%
Service and Parts	84.5	67.7	24.8%	210.2	169.1	24.3%
Wholesale and Other	6.8	3.9	74.4%	19.5	10.9	78.9%
Total Gross Profit	$123.4	$115.1	7.2%	$330.2	$274.3	20.4%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$132,206	$119,243	10.9%	$127,281	$121,018	5.2%
Used Vehicles	109,239	87,552	24.8%	118,482	73,444	61.3%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$6,485	$5,700	13.8%	$7,369	$6,493	13.5%
Used Vehicles	(7,638)	17,762	(143.0)%	7,813	12,392	(37.0)%
Finance and Insurance	903	1,006	(10.2)%	1,164	1,094	6.4%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	4.9%	4.8%	+10bps	5.8%	5.4%	+40bps
Used Vehicles	(7.0)%	20.3%	(2,730)bps	6.6%	16.9%	(1,030)bps
Service and Parts	42.9%	42.2%	+70bps	42.6%	42.5%	+10bps
Wholesale and Other	64.8%	61.9%	+290bps	46.3%	52.9%	(660)bps
Total Gross Margin	13.4%	16.1%	(270)bps	16.3%	17.3%	(100)bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	70.0%	64.7%	+530bps	63.0%	61.3%	+170bps
Used Vehicles	7.0%	11.3%	(430)bps	9.8%	11.5%	(170)bps
Finance and Insurance, Net	0.5%	0.7%	(20)bps	0.7%	0.7%	—bps
Service and Parts	21.4%	22.4%	(100)bps	24.4%	25.2%	(80)bps
Wholesale and Other	1.1%	0.9%	+20bps	2.1%	1.3%	+80bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	25.7%	19.3%	+640bps	22.4%	19.0%	+340bps
Used Vehicles	(3.6)%	14.3%	(1,790)bps	4.0%	11.2%	(720)bps
Finance and Insurance, Net	4.0%	4.2%	(20)bps	4.1%	4.2%	(10)bps
Service and Parts	68.5%	58.8%	+970bps	63.7%	61.6%	+210bps
Wholesale and Other	5.4%	3.4%	+200bps	5.8%	4.0%	+180bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	25%	23%	25%	23%
Audi	11%	12%	11%	12%
Mercedes-Benz	10%	10%	10%	10%
Land Rover / Jaguar	7%	7%	7%	9%
Porsche	7%	7%	7%	7%
Ferrari / Maserati	3%	3%	3%	2%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Premium	70%	69%	70%	70%
Volume Non-U.S.:
Toyota	11%	12%	11%	12%
Honda	5%	6%	5%	6%
Volkswagen	2%	2%	2%	2%
Hyundai	2%	1%	1%	1%
Others	2%	1%	2%	2%
Total Volume Non-U.S.	22%	22%	21%	23%
U.S.:
General Motors / Chrysler	1%	1%	1%	1%
CarShop Used Vehicle Centers	7%	8%	8%	6%
Total	100%	100%	100%	100%

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Capital Expenditures / Stock Repurchases:	2022		2021		2022		2021
(Amounts in Millions)
Capital expenditures	$	57.6	$	66.7	$	195.7	$	157.5
Cash paid for acquisitions, net of cash acquired	$	167.5	$	—	$	393.4	$	278.0
Stock repurchases:
Aggregate purchase price	$	309.4	$	178.9	$	602.0	$	219.8
Shares repurchased		2.8		2.0		5.7		2.5

Balance Sheet and Other Highlights:	September 30, 2022	December 31, 2021
(Amounts in Millions)
Cash and Cash Equivalents	$92.3	$100.7
Inventories	$3,146.9	$3,129.0
Total Floor Plan Notes Payable	$2,596.2	$2,554.7
Total Long-Term Debt	$1,637.9	$1,474.0
Equity	$4,088.0	$4,095.0

Debt to Total Capitalization Ratio	28.6%	26.4%
Leverage Ratio (1)	0.8x	0.8x
New vehicle days' supply	23 days	17 days
Used vehicle days' supply	44 days	60 days
__________________________
(1)See the following Non-GAAP reconciliation table.

12

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and nine months ended September 30, 2022, and 2021:

	Three Months Ended			Nine Months Ended
(Amounts in Millions)	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change

Income from Continuing Operations	$340.1	$354.8	(4.1)%	$1,082.0	$876.1	23.5%
Tax legislation changes (1)	—	—	nm	—	8.8	nm
Debt redemption costs (2)	—	—	nm	—	12.6	nm
Adjusted Income from Continuing Operations	$340.1	$354.8	(4.1)%	$1,082.0	$897.5	20.6%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change

Earnings Per Share from Continuing Operations	$4.61	$4.46	3.4%	$14.31	$10.91	31.2%
Tax legislation changes (1)	—	—	nm	—	0.11	nm
Debt redemption costs (2)	—	—	nm	—	0.16	nm
Adjusted Earnings Per Share from Continuing Operations	$4.61	$4.46	3.4%	$14.31	$11.18	28.0%

The following table reconciles income from continuing operations before taxes (EBT) to adjusted income from continuing operations before taxes (EBT) for the three and nine months ending September 30, 2022, and 2021:

	Three Months Ended			Nine Months Ended
(Amounts in Millions)	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change

Income from Continuing Operations Before Taxes	$467.2	$476.1	(1.9)%	$1,464.4	$1,187.4	23.3%
Debt redemption costs (2)	—	—	nm	—	17.0	nm
Adjusted Income from Continuing Operations Before Taxes	$467.2	$476.1	(1.9)%	$1,464.4	$1,204.4	21.6%
(1)For the nine months ended September 30, 2021, represents a revaluation of our U.K. deferred tax assets and liabilities due to an increase in the U.K. corporate tax rate from 19% currently to 25%, effective April 1, 2023
(2)Related to expenses in connection with the redemption of our 5.5% senior subordinated notes due 2026 in 2021

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended
	September 30,		2022 vs. 2021
(Amounts in Millions)	2022	2021	Change	% Change

Net Income	$341.5	$356.3	$(14.8)	(4.2)%
Add: Depreciation	31.5	30.2	1.3	4.3%
Other Interest Expense	17.9	16.2	1.7	10.5%
Income Taxes	125.7	120.1	5.6	4.7%
Income from Discontinued Operations, net of tax	—	(0.3)	0.3	nm
EBITDA	$516.6	$522.5	$(5.9)	(1.1)%
Add: Debt redemption costs (2)	—	—	—	nm
Adjusted EBITDA	$516.6	$522.5	$(5.9)	(1.1)%

	Nine Months Ended
	September 30,		2022 vs. 2021
(Amounts in Millions)	2022	2021	Change	% Change

Net Income	$1,086.9	$879.8	$207.1	23.5%
Add: Depreciation	95.1	89.7	5.4	6.0%
Other Interest Expense	51.4	53.8	(2.4)	(4.5)%
Income Taxes	377.5	308.0	69.5	22.6%
Income from Discontinued Operations, net of tax	—	(0.4)	0.4	nm
EBITDA	$1,610.9	$1,330.9	$280.0	21.0%
Add: Debt redemption costs (2)	—	17.0	(17.0)	nm
Adjusted EBITDA	$1,610.9	$1,347.9	$263.0	19.5%
nm – not meaningful

The following table reconciles the leverage ratio as of September 30, 2022, and December 31, 2021:

	Three	Nine	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2021	September 30, 2022	September 30, 2022	December 31, 2021

Net Income	$312.9	$1,086.9	$1,399.8	$1,192.7
Add: Depreciation	31.8	95.1	126.9	121.5
Other Interest Expense	14.8	51.4	66.2	68.6
Income Taxes	108.3	377.5	485.8	416.3
Income from Discontinued Operations, net of tax	(0.9)	—	(0.9)	(1.3)
EBITDA	$466.9	$1,610.9	$2,077.8	$1,797.8
Add: Loss on investment for revaluation (1)	11.4	—	11.4	11.4
Add: Debt redemption costs (2)	—	—	—	17.0
Adjusted EBITDA	$478.3	$1,610.9	$2,089.2	$1,826.2

Total Non-Vehicle Long-Term Debt			$1,637.9	$1,474.0
Leverage Ratio			0.8x	0.8x
(1)Loss on investment for the revaluation of the Nicole Group
(2)Related to expenses in connection with the redemption of our 5.50% senior subordinated notes due 2026 in 2021

# # # # # # #

14